VSC TERM GUARANTY

            REFERENCE IS HEREBY MADE to the Term Loan Agreement dated the date hereof (which, as the same may hereafter be amended from time to time, will be called herein the "Term Loan Agreement") among IVC Industries, Inc., a Delaware corporation (the "Borrower"), the Banks party thereto, and The Chase Manhattan Bank, as Agent. All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Term Loan Agreement.

            WHEREAS, the Term Loan Agreement provides for the extension of credit by the Banks to the Borrower; and

            WHEREAS, all the obligations and liabilities (whether now existing or hereafter arising) of the Borrower to any or all of the Agent and the Banks under the Term Loan Agreement or any of the other Term Loan Documents (whether for principal, interest, fees, reimbursement obligations, indemnification obligations, costs of enforcement or otherwise) will be called herein the "Obligations"; and

            WHEREAS, Vitamin Specialties Corp., a Pennsylvania corporation (the "Guarantor"), expects to obtain substantial economic benefit from the extension of credit by the Banks to the Borrower under the Term Loan Agreement; and

            WHEREAS, the execution and delivery of this guaranty by the Guarantor is required in order to induce the Banks and the Agent to enter into the Term Loan Agreement.

            NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Banks and the Agent to enter into the Term Loan Agreement, the Guarantor hereby agrees with the Banks and the Agent as follows:

            1. The Guarantor hereby absolutely and unconditionally guarantees to the Agent and the Banks that the Borrower will promptly pay, perform and observe all the Obligations, and that all sums stated to be payable in, or which become payable under, the Term Loan Documents by the Borrower will be promptly paid in full when due, whether at stated maturity or earlier by reason of acceleration or otherwise, and, in the case of one or more extensions of time of payment or performance or renewals of any Obligation, that the same will be promptly paid or performed (as the case may be) when due according to such extension or renewal, whether at stated maturity or earlier by reason of acceleration or otherwise, irrespective of the validity, regularity, or enforceability of any of the Term Loan Documents and irrespective of any present or future law or order of any government (whether of right or in fact and whether the Agent or any Bank shall have consented thereto) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any Obligation of the Borrower or other obligor or to vary the terms of payment; provided, however, that the liability of the Guarantor hereunder with respect to the Obligations shall not exceed at any time 90% of Adjusted Net Worth (as hereinafter defined) of the Guarantor. The term "Adjusted Net Worth" of the Guarantor means the current Net Worth of the Guarantor, plus (as and when Net Worth increases) any increase in such amount of Net Worth after the date hereof (without any decrease for any reduction after the date hereof in current Net Worth as so increased). The term "Net Worth" of the Guarantor means the amount of all assets of the Guarantor, at a fair valuation, less the total liabilities of the Guarantor (including contingent liabilities other than the liabilities of the Guarantor under this guaranty) .

            2. The Guarantor agrees that, as among the Guarantor, the Agent and the Banks, the Obligations may be declared to be due and payable for purposes of this guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against the Borrower and that, in the event of any such declaration (or attempted declaration), such Obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantor for purposes of this guaranty. The Guarantor further guarantees that all payments made by the Borrower to the Agent and the Banks of any Obligation will, when made, be final and agree that if any such payment is recovered from, or repaid by, the Agent or any Bank in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against the Borrower, this guaranty shall continue to be fully applicable to such Obligation to the same extent as though the payment so recovered or repaid had never been originally made on such Obligation.

            3. This is a guaranty of payment and not of collection only.

            4. The Guarantor hereby consents that from time to time, without notice to or further consent of the Guarantor, the payment, performance or observance of any or all of the Obligations may be waived or the time of payment or performance thereof extended or accelerated, or renewed in whole or in part, or the terms of the Term Loan Documents or any part thereof may be changed and any collateral therefor may be exchanged, surrendered or otherwise dealt with as the Agent may determine, and any of the acts mentioned in the Term Loan Documents may be done, all without affecting the liability of the Guarantor hereunder. The Guarantor hereby waives presentment of any instrument, demand of payment, protest and notice of non-payment or protest thereof or of any exchange, sale, surrender or other handling or disposition of such collateral, and any requirement that the Agent or any Bank exhaust any right, power or remedy or proceed against the Borrower under the Term Loan Documents or against any other person under any other guaranty of, or security for, any of the Obligations. The Guarantor hereby further waives any defense whatsoever which might constitute a defense available to, or discharge of, the Borrower or a guarantor. No payment by the Guarantor pursuant to any provision hereunder shall entitle the Guarantor, by subrogation to the rights of the Agent or any Bank or otherwise, to any payment by the Borrower (or out of the property of the Borrower) except after payment in full of all sums (including interest, costs and expenses) which may be or become payable by the Borrower to the Agent and the Banks at any time or from time to time; provided, however, if the Guarantor is an "insider" of the Borrower, as such term is defined in Section 101 of the Federal Bankruptcy Code, the Guarantor hereby irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the

Agent and the Banks against the Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Borrower in respect thereof.

            5. This guaranty shall be a continuing guaranty, and any other guarantor, and any other party liable upon or in respect of any Obligation hereby guaranteed may be released without affecting the liability of the Guarantor. The liability of the Guarantor hereunder shall be joint and several with the liability of any other guarantor or other party upon or in respect of the Obligations.

            6. The Agent or any Bank may assign its rights and powers hereunder, with all or any of the Obligations, and, in the event of such assignment, the assignee hereof or of such rights and powers, shall have the same rights and remedies as if originally named herein.

            7. Notice of acceptance of this guaranty and of the incurring of any and all of the Obligations of the Borrower pursuant to the Term Loan Documents is hereby waived. This guaranty and all rights, obligations and liabilities arising hereunder shall be governed by and construed according to the laws of the State of New York. Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

            8. The Guarantor represents and warrants that:

                  (a) The present fair saleable value of the assets of the Guarantor after giving effect to all the transactions contemplated by the Term Loan Documents (including this guaranty) and the execution and delivery by the Guarantor of the VSC Revolver Guaranty dated the date hereof and the funding of all Commitments exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Guarantor as they mature.

                  (b) The property of the Guarantor does not constitute unreasonably small capital for the Guarantor to carry out its business as now conducted and as proposed to be conducted including the capital needs of the Guarantor.

                  (c) The Guarantor does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Guarantor, and of amounts to be payable on or in respect of debt of the Guarantor). The cash available to the Guarantor after taking into account all other anticipated uses of the cash of the Guarantor, is anticipated to be sufficient to pay all such amounts on or in respect of debt of the Guarantor when such amounts are required to be paid.

                  (d) The Guarantor does not believe that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, the Guarantor will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash available to the Borrower after taking into account all other anticipated uses of the cash of the Borrower (including the payments on or in respect of debt referred to in paragraph (c) of this Section), is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms.

            9. The Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Agent or any Bank may otherwise have, each of the Agent and each Bank shall be entitled, at its option, to setoff and apply balances (general or special, time or demand, provisional or final) held by it for account of the Guarantor at any of its offices in dollars or in any other currency, against any amounts owing hereunder that are not paid when due (regardless of whether such balances are then due to the Guarantor), in which case it shall promptly notify the Guarantor thereof; provided however that any failure to give such notice shall not affect the validity thereof.

            10. No provision of this guaranty may be modified or waived without the prior written consent of the Agent and the Required Banks.

            11. The Guarantor hereby irrevocably submits to the jurisdiction of any New York State court or Federal court sitting in New York City and New Jersey State court or Federal court sitting in New Jersey in any action or proceeding arising out of or relating to this guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or New Jersey State or Federal court. The Guarantor irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Guarantor at its address specified on the signature page hereof. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the rights of the Agent and the Banks to serve legal process in any other manner permitted by law or affect the rights of the Agent and the Banks to bring any action or proceeding against the Guarantor or any of its property in the courts of any other jurisdiction. To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably waives such immunity in respect of its Obligations under this guaranty. The Guarantor hereby expressly waives any and every right to a trial by jury in any action on or related to this guaranty, the Obligations or the enforcement of either or all of the same, and does further expressly waive any and every right to interpose any counterclaim in any such action or proceeding.

            12. The Guarantor agrees to reimburse the Agent and the Banks on demand for all reasonable costs, expenses, and charges (including, without limitation, reasonable attorneys' fees) incurred by the Agent or the Banks in connection with any enforcement of this guaranty.

            13. The rights, powers and remedies granted to the Agent and the Banks herein shall be cumulative and in addition to any rights, powers and remedies to which the Agent and the Banks may be entitled either by operation of law or pursuant to the Term Loan Documents or any other document or instrument delivered or from time to time to be delivered to the Agent or any Bank in connection with the Term Loan Documents.

            IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed by their proper officers this 1st day of May, 1998.

WITNESS:                                  VITAMIN SPECIALTIES CORP.


/s/ Lee P. Brennan                   By: /s/ I. Alan Hirschfeld
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Name:                                  Name:
     ----------------------                 ---------------------------------
                                            Title:
                                                  ---------------------------

                                          Address of Guarantor:

                                          500 Halls Mill Road
                                          Freehold, NJ 07728